EXHIBIT 99.1

P R E S S R E L E A S E

Agile Software Corporation

6373 San Ignacio Avenue

San Jose, CA 95119

Voice: (408) 284-4000

Fax: (408) 284-4002

Media Contact

Terri Pruett

Agile Software Corporation

Terri.Pruett@agile.com

(408) 284-4048

FINAL-FOR IMMEDIATE RELEASE

Agile Reports Strong Fourth Quarter Results for Fiscal 2006

Company Achieves Record Profits

San Jose, CA—May 25, 2006—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the fourth quarter of fiscal 2006, which ended April 30, 2006. Total revenues for the quarter were $34.0 million, a 6% increase from the $32.0 million recorded in the fourth quarter of fiscal 2005. License revenues for the fourth quarter of fiscal 2006 were $13.8 million, compared to $12.4 million for the fourth quarter of fiscal 2005, representing an increase of 11%.

Net income for the fourth quarter of fiscal 2006, on a GAAP basis, was $3.7 million, or $0.06 per share, compared to a net loss of $4.4 million, or ($0.08) per share, for the fourth quarter of fiscal 2005. Non-GAAP net income for the fourth quarter of fiscal 2006, which excludes stock compensation, amortization of intangible assets, acquisition related expenses, restructuring charges and a one time gain on sale of investments, was $1.7 million, or $0.03 per share, compared to a non-GAAP net loss of $1.1 million, or ($0.02) per share, for the fourth quarter of fiscal 2005, which excludes stock compensation, amortization of intangible assets and acquired in-process research and development.

Total revenues for the fiscal year ended April 30, 2006 were $132.7 million, compared to $117.0 million for the fiscal year ended April 30, 2005, representing a 13% year-over-year increase.

Net loss for the fiscal year ended April 30, 2006, on a GAAP basis, was $7.8 million, or ($0.14) per share, compared to a net loss of $7.2 million, or ($0.14) per share, for the fiscal year ended April 30, 2005. Non-GAAP net loss for fiscal year ended April 30, 2006, which excludes stock compensation, amortization of intangible assets, acquisition related expenses, restructuring charges and gain on sale of investments was $1.3 million, or ($0.02) per share, compared with non-GAAP net income of $870,000, or $0.02 per share, for the fiscal year ended April 30, 2005, which excludes stock compensation, amortization of intangible assets, acquired in-process research and development and restructuring charges.

The reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss), for both the quarters and fiscal years ended April 30, 2005 and 2006, is provided in a table immediately following the Condensed Consolidated Statements of Operations (unaudited) below.

Management Commentary

“Leading companies across a range of industries and geographies are adopting PLM solutions to address critical issues around product innovation, new product introduction, globalization and regulatory compliance,” said Jay Fulcher, Agile CEO and president. “Over the past fiscal year, we continued to gain new customers and see expanded adoption with existing customers in the electronics and high tech, life sciences, consumer packaged goods, automotive, industrial, and aerospace and defense industries. Agile continues to offer industry leading technology with the expansion of our enterprise solution Agile 9.2, and the general availability of Agile Advantage 2006, our solution for small and medium enterprises. Cimmetry Systems, with its market-leading collaborative visualization solution, continues to perform and deliver strong top and bottom-line results. Over the course of our fiscal year, Agile added over 100 new enterprise customers while also adding over 500 new collaborative visualization customers. Operationally, we continue to improve, with record-setting profits this quarter, strong quarterly services results, and our highest quarter in license revenues in more than four years. As we move into our next fiscal year we believe we are well positioned to address opportunities for further revenue growth and profitability.”

Customer Wins and Expansions

Organizations that purchased new or additional licenses in the quarter include: Abbott, Acer, ADVA AG, Arima Communications, Broadcom, Cellon, Codelco, Eagle Test Systems, Eurocopter-EADS, Foxconn, Freescale Semiconductor, General Motors, Harris, Hitachi, ICP Electronics, Intuitive Surgical, Juniper Networks, Kostal, Kyocera, Lockheed Martin, LSI Storage/Engenio, Netgear, nVidia, Overland Storage, Philips Medical, QLogic, Rheinmetall Landsysteme, Sanmina SCI, Sharp, Siemens, Sonosite, Sparton, Synthes, Temex, Tyco Healthcare, Ventana Medical and Veritas AG.

Quarter Highlights

Highlights from the quarter include the following:

AGILITY Las Vegas, Agile’s premier global PLM conference, was held in March. The conference had record-breaking attendance, with attendees representing 39 countries around the world, and sponsors from industry-leading technology providers and solutions experts such as Deloitte and IBM.

Agile continues to see strong adoption of its latest software release, Agile 9.2, within its customer base, including recently announced implementations at Foxlink, a leading Taiwanese electronic equipment manufacturer, Haemonetics, a global leader in blood processing technology, and Spirent Communications, a global networking provider. The latest release of Agile 9.2 is globally available in six languages and expands on the solution’s compliance, product portfolio and quality management modules. In addition, Agile added the Linux open source operating system to its list of supported environments.

Agile announced Agile Advantage 2006, the latest version of its PLM solution suite for small and medium enterprise (SME) customers. Building on Agile Advantage’s position as a leading PLM solution for SME customers, Agile Advantage 2006 now features Agile Product Compliance Management, Agile Standards Compliance Management, Agile Engineering Data eXchange, and enhanced security and search capabilities. Agile continues to expand its global reseller channel, with the addition of a number of new partners in Europe and China.

Cimmetry co-hosted Agility Las Vegas and introduced new customer and partner programs during the event. Energy and Electronics Customer Advisory Boards were held, and Cimmetry introduced Cimmetry Certified™, a VAR training program focused on enhancing the level of Cimmetry partners’ technical and business expertise. Cimmetry also continues to expand its VAR channel by signing agreements with several world class partners throughout North America, Europe and Asia Pacific.

Awards and Recognition

Agile was named as a finalist in the 2006 American Business Awards for the Best New Product or Service, for its product aimed at small and medium sized enterprises, Agile Advantage 2006. These awards, called The Stevie Awards, were created to honor and generate public recognition of the efforts, accomplishments, and positive contributions of companies and business people worldwide. American business people and organizations of all types and sizes will compete in more than 40 categories, from Best Executive to Best Marketing Team to Best New Product or Service, to win the Stevie Award. Past winners in the Best New Product or Service include KnowledgeBase Solutions, LivePerson, Lombardi Software, and Medidata Solutions.

Conference Call Details

Agile will discuss its fourth quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A Webcast of the conference will be available on Agile’s Website at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Webcast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Website immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4042.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Bayer, Dell Inc., Flextronics International, Foxconn, Harris, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Playtex, Siemens, Quanta, QUALCOMM and ZF are among the over 10,000 customers in the automotive, aerospace and defense, consumer products, electronics and high tech, industrial products, and life sciences industries that have licensed Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Non-GAAP Financial Measures

In addition to reporting our preliminary estimate of financial results in accordance with generally accepted accounting principles, or GAAP, we are also providing with this press release non-GAAP net income and non-GAAP net income per share information. In preparing our non-GAAP information, we have excluded, where applicable, stock compensation (a non-cash charge), acquisition-related amortization of intangible assets and acquired in-process research and development (non-cash charges), acquisition related expenses and gain on sale of investments (a non-recurring charge), restructuring charges, and (gain) loss from foreign currency translation (a non-cash and non-recurring charge). Because of the non-recurring or infrequent nature and/or non-cash nature of several of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements,” as defined under securities laws, including statements relating to the Company’s outlook for fiscal 2007. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause our results to differ include, but are not limited to: potential defects in, or delays in our ability to deliver new releases of, our software products; our ability to effectively integrate businesses that we have acquired or may acquire in the future; our ability to improve our international business operations; the overall spending patterns for enterprise software in general and for PLM solutions in particular. For additional information regarding these and other risks inherent in our business, please see “Risk Factors “ included in our Annual Report on Form 10-K for the year ended April 30, 2005, and in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2006, as filed with the Securities and Exchange Commission. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

Agile, Agile Software and the Agile logo are registered trademarks and Agile On Demand, Agile Advantage, Agile Product Collaboration, Agile Product Cost Management, Agile Product Governance & Compliance, Agile Product Service & Improvement, Agile Product Quality Management, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Interchange and AgileMD are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2006	2005	2006	2005
Revenues:
License	$13,807	$12,431	$50,689	$46,406
Service	20,229	19,578	82,012	70,581

Total revenues	34,036	32,009	132,701	116,987

Cost of revenues:
License	774	849	3,223	4,333
Service (1)	9,345	9,757	41,598	33,799
Amortization of intangible assets	725	712	2,901	1,245

Total cost of revenues	10,844	11,318	47,722	39,377

Gross profit	23,192	20,691	84,979	77,610

Operating expenses:
Sales and marketing (1)	12,895	13,083	50,433	46,584
Research and development (1)	8,961	7,438	34,639	23,934
General and administrative (1)	3,572	3,334	13,125	11,753
Amortization of intangible assets	626	652	2,482	2,055
Acquired in-process research and development	—	1,700	—	1,700
Acquisition related expenses	745	—	745	—
Restructuring charges	657	—	2,386	2,132

Total operating expenses	27,456	26,207	103,810	88,158

Loss from operations	(4,264)	(5,516)	(18,831)	(10,548)

Interest and other income:
Interest and other income, net	1,677	1,021	5,428	4,068
Gain on sale of investments	6,389	—	6,389	—

Total interest and other income	8,066	1,021	11,817	4,068
Income (loss) before income taxes	3,802	(4,495)	(7,014)	(6,480)
Provision for income taxes	98	(106)	742	714

Net income (loss)	$3,704	$(4,389)	$(7,756)	$(7,194)

Net income (loss) per share:
Basic	$0.07	$(0.08)	$(0.14)	$(0.14)

Diluted	$0.06	$(0.08)	$(0.14)	$(0.14)

Weighted average shares
Basic	54,949	53,498	54,176	52,914

Diluted	57,732	53,498	54,176	52,914

_________

(1)    Effective May 1, 2005, Agile adopted FAS 123(R), “Share-Based Payments,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three and twelve months ended April 30, 2006, stock compensation was accounted under FAS 123(R) while for the three and twelve months ended April 30, 2005, stock compensation was accounted under APB 25, “Accounting for Stock Issued to Employees.” The amounts in the tables above include stock compensation as follows:

Cost of service revenue	$180	$66	$597	$245
Sales and marketing	880	109	2,233	440
Research and development	182	25	508	50
General and administrative	395	40	1,006	197

Total stock compensation	$1,637	$240	$4,344	$932

Agile Software Corporation

Non-GAAP Financial Measures and Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2006	2005	2006	2005
GAAP net income (loss) to non-GAAP net income (loss) reconciliation:
GAAP net income (loss)	$3,704	$(4,389)	$(7,756)	$(7,194)
Stock compensation (1)	1,637	240	4,344	932
Amortization of intangible assets	1,351	1,364	5,383	3,300
Acquired in-process research and development	—	1,700	—	1,700
Acquisition related expenses	745	—	745	—
Restructuring charges	657	—	2,386	2,132
Gain on sale of investments	(6,389)	—	(6,389)	—

Non-GAAP net income (loss)	$1,705	$(1,085)	$(1,287)	$870

GAAP diluted to non-GAAP diluted earnings
(loss) per share reconciliation:
GAAP diluted earnings (loss) per share	$0.06	$(0.08)	$(0.14)	$(0.14)
Stock compensation (1)	0.03	—	0.08	0.02
Amortization of intangible assets	0.03	0.03	0.10	0.07
Acquired in-process research and development	—	0.03	—	0.03
Acquisition related expenses	0.01	—	0.01	—
Restructuring charges	0.01	—	0.05	0.04
Gain on sale of investments	(0.11)	—	(0.12)	—

Non-GAAP diluted income (loss) per share	$0.03	$(0.02)	$(0.02)	$0.02

Weighted average shares used in calculating non-GAAP diluted net income (loss) per share	57,732	53,498	54,176	54,439 (2)

(1)	Effective May 1, 2005, Agile adopted FAS 123(R), “Share-Based Payments,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three and twelve months ended April 30, 2006, stock compensation was accounted under FAS 123(R) while for the three and twelve months ended April 30, 2005, stock compensation was accounted under APB 25, “Accounting for Stock Issued to Employees.”
(2)	Weighted average shares used in calculating non-GAAP diluted net income per share for the twelve months ended April 30, 2005 were computed while giving effect to all dilutive potential common shares, which were anti-dilutive for the purpose of calculating GAAP diluted net loss per share.

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30, 2006	April 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$126,749	$81,760
Short-term investments	47,788	93,444
Accounts receivable, net	26,673	26,899
Other current assets	4,306	5,157

Total current assets	205,516	207,260

Long-term investments	28,762	23,176
Property and equipment, net	8,697	10,067
Intangible assets, net	7,052	12,735
Other assets	1,593	1,127
Goodwill	66,687	66,658

Total assets	$318,307	$321,023

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$25,228	$26,694
Deferred revenue	28,405	25,190

Total current liabilities	53,633	51,884

Other non-current liabilities	5,753	8,258

Total liabilities	59,386	60,142

Total stockholders’ equity	258,921	260,881

Total liabilities and stockholders’ equity	$318,307	$321,023